Reboot Crown Castle

Restoring Credibility, Leadership & Operational Excellence at Crown Castle to Drive Long-Term Value for All Shareholders

HOW TO VOTE

Gold Proxy Card

Boots Nominees	FOR	WITHOLD
Ted Miller	✓	☐
Tripp Rice	✓	☐
David Wheeler	✓	☐
Charles Green	✓	☐

Company Nominees	FOR	WITHOLD
P. Robert Bartolo	☐	☒
Cindy Christy	☐	☒
Ari Q. Fitzgerald	☐	☒
Jason Genrich	☐	☒
Andrea J. Goldsmith	☐	☒
Tammy K. Jones	☐	☒
Kevin T. Kabat	☐	☒
Anthony J. Melone	☐	☒
Sunit S. Patel	☐	☒
Bradley E. Singer	☐	☒
Kevin A. Stephens	☐	☒
Mathew Thornton, III	☐	☒

Vote the GOLD card!

Vote the GOLD Card Today to Reboot Crown Castle

See FAQ for instructions on how to support the Boots nominees if you have not received a GOLD card.

✓ It is ESSENTIAL that you VOTE "FOR" BOOTS CAPITAL NOMINEES TED B. MILLER, CHARLES C. GREEN, DAVID P. WHEELER and TRIPP H. RICE

And

☒ "WITHHOLD" on CROWN CASTLE NOMINEES, ARI FITZGERALD, who has served for 21+ years; CINDY CHRISTY, who has served for 16+ years; P. ROBERT BARTOLO, who has served for 10+ years; and KEVIN T. KABAT

Gold Proxy Card

Boots Nominees	FOR	WITHOLD
Ted Miller	✓	☐
Tripp Rice	✓	☐
David Wheeler	✓	☐
Charles Green	✓	☐

Company Nominees	FOR	WITHOLD
P. Robert Bartolo	☐	☒
Cindy Christy	☐	☒
Ari Q. Fitzgerald	☐	☒
Jason Genrich	☐	☒
Andrea J. Goldsmith	☐	☒
Tammy K. Jones	☐	☒
Kevin T. Kabat	☐	☒
Anthony J. Melone	☐	☒
Sunit S. Patel	☐	☒
Bradley E. Singer	☐	☒
Kevin A. Stephens	☐	☒
Mathew Thornton, III	☐	☒

Submit Your Voting Instruction Form By Internet

1. Go to the website indicated on the GOLD voting instruction form you received.
2. Enter the unique control number on your voting instruction form
3. Vote "FOR" Ted B. Miller, "FOR" Charles C. Green, "FOR" David P. Wheeler and "FOR" Tripp H. Rice and "WITHHOLD" on Ari Fitzgerald, Cindy Christy, P. Robert Bartolo, and Kevin T. Kabat
4. Submit your vote

If you received your proxy materials by e-mail, you may vote by simply clicking on the "VOTE NOW" button embedded in the e-mail and follow the instructions above to vote "FOR" the Boots Capital nominees.

Submit Your Voting Instruction Form By App

1. Download the ProxyVote app from the Apple App Store or Google Play
2. With the camera on your mobile device, scan the unique control number that appears on your Voting Instruction Form or See Sample VIF
3. VOTE "FOR" Ted B. Miller, Charles C. Green, David P. Wheeler and Tripp H. Rice and "WITHHOLD" on Ari Fitzgerald, Cindy Christy, P. Robert Bartolo, and Kevin T. Kabat
4. Submit your selections by clicking "Final Selection"

Submit Your Voting Instruction Form By Mail

1. Vote "FOR" Ted B. Miller, "FOR" Charles C. Green, "FOR" David P. Wheeler and "FOR" Tripp H. Rice and "WITHHOLD" on Ari Fitzgerald, Cindy Christy, P. Robert Bartolo, and Kevin T. Kabat on the Gold proxy card you received.
2. Complete, sign, date and return your voting instruction form in the postage-paid envelope provided.

Registered Holders

For Registered Holders, there is only the option to vote by mail.

Shareholders who directly hold Crown Castle shares (i.e. not in a bank or brokerage account).

Submit Your Gold Proxy Card by Mail

---

1. Vote "FOR" Ted B. Miller, "FOR" Charles C. Green, "FOR" David P. Wheeler and "FOR" Tripp H. Rice and "WITHHOLD" on Ari Fitzgerald, Cindy Christy, P. Robert Bartolo, and Kevin T. Kabat on the Gold proxy card you received.
2. Complete, sign, date and return your Gold proxy card in the postage-paid envelope provided.

Thank you for voting to help Reboot Crown Castle!

Frequently Asked Questions (FAQs) about Voting for Boots Capital's Nominees

- How to support the Boots Capital nominees if you do not receive a gold proxy card.
- Do I need to mail in a proxy card? Are there other ways to vote?
- Do I need to vote for all 12 Directors? Or can I just vote for Ted, Charles, David, and Tripp?
- I'm a Crown Castle employee, and I want to vote for Boots Capital's candidates. Will my vote be confidential—will the company know?
- Do I need to vote on the other proposals besides the proposal regarding the election of directors (Proposal 1)?
- What happens after I submit my vote with the gold proxy card?
- Can I change my vote after submitting my vote?
- Who is entitled to vote?
- When is Crown Castle's Annual Meeting of Shareholders?
- If I've lost my proxy cards, or made a mistake and need a new card, how can I get one?
- Who can I contact if I have questions?

How to support the Boots Capital nominees if you do not receive a gold proxy card.

You can still vote support the Boots Capital nominees using the white proxy card you received from the company, by 1.) checking the "Withhold" boxes for all of the Company nominees 1a. through 1m.; and 2.) checking the "FOR" boxes for the Boots nominees 1n.Charles C. Green III, 1o. Theodore B. Miller Jr., 1p. Tripp H. Rice and 1 q. David P. Wheeler

WHITE PROXY CARD

COMPANY NOMINEES Recommended by your Board	FOR	WITHHOLD
P. Robert Bartolo	☐	☒
Cindy Christy	☐	☒
Ari Q. Fitzgerald	☐	☒
Jason Genrich	☐	☒
Andrea J. Goldsmith	☐	☒
Tammy K. Jones	☐	☒
Kevin T. Kabat	☐	☒
Anthony J. Melone	☐	☒
Sunit S. Patel	☐	☒
Bradley E. Singer	☐	☒
Kevin A. Stephens	☐	☒
Matthew Thornton, III	☐	☒

BOOTS NOMINEES Opposed by the Company	FOR	WITHHOLD
Ted Miller	✓	☐
Tripp Rice	✓	☐
David Wheeler	✓	☐
Charles Green	✓	☐